EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated September 26, 2017 relating to the consolidated financial statements of ARC Group Worldwide, Inc., appearing in the Annual Report on Form 10-K of ARC Group Worldwide, Inc. for the year ended June 30, 2017.

We also consent to the reference to our firm under the heading “Experts” in such prospectus.

/s/ Hein & Associates LLP

Denver, Colorado
December 8, 2017